Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-224737, No. 333-210561 and No. 333-200834), Forms F-3 (No.333-232935 and No. 333-254680) and Forms F-1 (No.333-239264, No. 333-248561 and No. 333-239019) of Aeterna Zentaris Inc. of our report dated March 24, 2021 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 28, 2022